Soleno Therapeutics Announces Joint Venture Agreement for Development and Commercialization of CoSense Monitoring Technology

REDWOOD CITY, Calif., December 8, 2017 - Soleno Therapeutics, Inc. (NASDAQ: SLNO), a clinical-stage biopharmaceutical company developing novel therapeutics for the treatment of rare diseases, today announced that it, and its wholly-owned subsidiary, Capnia, Inc., have entered into a Joint Venture (JV) agreement with OptAsia Healthcare Limited (OAHL), a Hong Kong-based healthcare firm, for the development and commercialization of Capnia’s Sensalyze technology, which includes the CoSense End-Tidal Carbon Monoxide monitor that assists in the detection of excessive hemolysis in neonates, and other related products.
Under the terms of the JV agreement, OAHL will invest up to $2.2 million in tranches to purchase shares of our Capnia subsidiary and as a result of this investment, Capnia will no longer be a wholly-owned subsidiary of Soleno. Going forward, OAHL will be responsible for funding the operations of Capnia. In addition, OAHL has the option to buy the remaining shares of Capnia at a prespecified future time, and at a value based on revenue.
“The completion of this transaction focuses our business solely on the development of rare disease therapeutics with diazoxide choline controlled-release being the lead asset,” said Anish Bhatnagar, M.D., Chief Executive Officer of Soleno Therapeutics. “This JV allows the financing of further development of CoSense and related assets by OAHL, while providing the possibility of delivering future value to Soleno.”
Soleno’s lead product candidate, diazoxide choline controlled-release (DCCR), is a once-daily oral tablet for the treatment of Prader-Willi syndrome (PWS). Given the completion of this shift in focus, Soleno’s Board of Directors today accepted the resignations of Stephen N. Kirnon, Ed.D., Edgar Engleman, M.D., and Steinar J. Engelsen, M.D., as directors of Soleno, effective as of December 31, 2017.
“I would like to thank Drs. Kirnon, Engleman and Engelsen for their support and contributions to the Company during their respective Board tenures,” said Soleno’s Chairman of the Board, Ernest Mario, Ph.D. “We wish them well in their future endeavors.”
About Soleno Therapeutics, Inc.
Soleno Therapeutics, Inc. is focused on the development and commercialization of novel therapeutics for the treatment of rare diseases.  The company is currently advancing its lead candidate, DCCR, a once-daily oral tablet for the treatment of PWS, into a Phase III clinical development program in early 2018.
For more information, please visit www.soleno.life.
Forward-Looking Statements
This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ability to initiate the Phase III clinical development program of DCCR in PWS in early 2018.
We may use terms such as "believes," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this presentation. As a result of these factors, we cannot assure you that the forward-looking statements in this presentation will prove to be accurate. Additional factors that could materially affect actual results can be found in Soleno’s Form 10-Q filed with the Securities and Exchange Commission on November 14, 2017, including under the caption titled "Risk Factors." Soleno expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.
Contact:
Brian Ritchie
LifeSci Advisors, LLC
212-915-2578